NAME OF REGISTRANT:
Franklin Strategic Series
File No. 811-6243

EXHIBIT ITEM No. 77I(b): Terms of new or amended securities

The Franklin California Growth Fund, Franklin
Strategic Income Fund, Franklin Global Health
Care Fund, and Franklin Global Utilities Fund
(series of the registrant) currently offer three classes of shares, Class A, Class B, and Class C.
Before January 1, 1999, Class A shares were designated Class I and Class C shares were designated Class II. The Franklin California
Growth Fund, Franklin Strategic Income Fund,
Franklin Global Health Care Fund, and Franklin
Global Utilities Fund series began offering Class
B shares on January 1, 1999. The Registrant may offer additional classes of shares in the future.
The full title of each class of Franklin
California Growth Fund, Franklin Strategic
Income Fund, Franklin Global Health Care Fund, and Franklin Global Utilities Fund is:

* Franklin California Growth Fund - Class A
* Franklin California Growth Fund - Class B
* Franklin California Growth Fund - Class C
* Franklin Strategic Income Fund - Class A
* Franklin Strategic Income Fund - Class B
* Franklin Strategic Income Fund - Class C
* Franklin Global Health Care Fund - Class A
* Franklin Global Health Care Fund - Class B
* Franklin Global Health Care Fund - Class C
* Franklin Global Utilities Fund - Class A
* Franklin Global Utilities Fund - Class B
* Franklin Global Utilities Fund - Class C

Shares of each class represent proportionate interests in the Registrant's assets. On matters that affect the Registrant as a whole, each class has the same voting and other rights and preferences as any other class. On matters that affect only one class, only shareholders of that class may vote. Each class votes separately on matters affecting only that class, or expressly required to be voted on separately by state or federal law. Shares of each class of a series have the same voting and other rights and preferences as the other classes and series of the trust for matters that affect the trust as a whole. Additional series may be offered in the future.



wpdoc2\nsar\1999\fss-77i.doc                                    6/1/99